                        OMNIBUS STOCK AND INCENTIVE PLAN


                         COLEMAN NATURAL PRODUCTS, INC.

                                SEPTEMBER 6, 1996

                                TABLE OF CONTENTS


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION . . . . . . . . . . . . .  -1-
     1.1    ESTABLISHMENT OF THE PLAN. . . . . . . . . . . . . . . . . . .  -1-
     1.2    PURPOSE OF THE PLAN. . . . . . . . . . . . . . . . . . . . . .  -1-
     1.3    DURATION OF THE PLAN.. . . . . . . . . . . . . . . . . . . . .  -1-

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . .  -1-
     2.1    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  -1-
     2.2    GENDER AND NUMBER. . . . . . . . . . . . . . . . . . . . . . .  -4-
     2.3    SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . .  -4-

ARTICLE 3.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .  -4-
     3.1    THE COMMITTEE. . . . . . . . . . . . . . . . . . . . . . . . .  -4-
     3.2    AUTHORITY OF THE COMMITTEE.. . . . . . . . . . . . . . . . . .  -5-
     3.3    DECISIONS BINDING. . . . . . . . . . . . . . . . . . . . . . .  -5-

ARTICLE 4.  SHARES SUBJECT TO THE PLAN . . . . . . . . . . . . . . . . . .  -5-
     4.1    NUMBER OF SHARES.. . . . . . . . . . . . . . . . . . . . . . .  -5-
     4.2    LAPSED AWARDS. . . . . . . . . . . . . . . . . . . . . . . . .  -5-
     4.3    ADJUSTMENTS IN AUTHORIZED SHARES.. . . . . . . . . . . . . . .  -5-

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . . . .  -6-
     5.1    ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . .  -6-
     5.2    ACTUAL PARTICIPATION.. . . . . . . . . . . . . . . . . . . . .  -6-

ARTICLE 6.  STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . .  -6-
     6.1    GRANT OF OPTIONS.. . . . . . . . . . . . . . . . . . . . . . .  -6-
     6.2    OPTION AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . .  -6-
     6.3    OPTION PRICE.. . . . . . . . . . . . . . . . . . . . . . . . .  -7-
     6.4    DURATION OF OPTIONS. . . . . . . . . . . . . . . . . . . . . .  -7-
     6.5    EXERCISE OF OPTIONS. . . . . . . . . . . . . . . . . . . . . .  -7-
     6.7    RESTRICTIONS ON SHARE TRANSFERABILITY. . . . . . . . . . . . .  -8-
     6.8    TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR
            RETIREMENT.. . . . . . . . . . . . . . . . . . . . . . . . . .  -8-
     6.9    TERMINATION OF EMPLOYMENT FOR OTHER REASONS. . . . . . . . . .  -8-
     6.10   NONTRANSFERABILITY OF ISOS.. . . . . . . . . . . . . . . . . .  -9-

ARTICLE 7.  STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . . .  -9-
     7.1    GRANT OF STOCK APPRECIATION RIGHTS.. . . . . . . . . . . . . .  -9-
     7.2    SAR AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .  -9-
     7.3    EXERCISE OF SARS IN LIEU OF OPTIONS. . . . . . . . . . . . . .  -9-
     7.4    EXERCISE OF SARS IN ADDITION TO OPTIONS. . . . . . . . . . . . -10-

     7.5    EXERCISE OF SARS INDEPENDENT OF OPTIONS. . . . . . . . . . . . -10-
     7.6    EXERCISE OF SARS UPON LAPSE OF OPTIONS.. . . . . . . . . . . . -10-
     7.7    PAYMENT OF SAR AMOUNT. . . . . . . . . . . . . . . . . . . . . -10-
     7.8    FORM OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . -10-
     7.9    LIMIT ON APPRECIATION. . . . . . . . . . . . . . . . . . . . . -10-
     7.10   RULE 16b-3 REQUIREMENTS. . . . . . . . . . . . . . . . . . . . -10-
     7.11   TERM OF SARS.. . . . . . . . . . . . . . . . . . . . . . . . . -10-
     7.12   TERMINATION OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . -11-
     7.13   NONTRANSFERABILITY OF SARS.. . . . . . . . . . . . . . . . . . -11-

ARTICLE 8.  PHANTOM STOCK RIGHTS . . . . . . . . . . . . . . . . . . . . . -11-
     8.1    GRANT OF PHANTOM STOCK RIGHTS. . . . . . . . . . . . . . . . . -11-
     8.2    PHANTOM STOCK RIGHT AGREEMENT. . . . . . . . . . . . . . . . . -11-
     8.3    VALUE OF PHANTOM STOCK RIGHT.. . . . . . . . . . . . . . . . . -11-
     8.4    NONTRANSFERABILITY OF PHANTOM STOCK RIGHTS.. . . . . . . . . . -11-
     8.5    RIGHTS AS A SHAREHOLDER. . . . . . . . . . . . . . . . . . . . -11-
     8.6    DIVIDENDS AND OTHER DISTRIBUTIONS. . . . . . . . . . . . . . . -11-
     8.7    PAYMENT OF PHANTOM STOCK RIGHTS. . . . . . . . . . . . . . . . -12-
     8.8    TERMINATION OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . -12-

ARTICLE 9.  RESTRICTED STOCK . . . . . . . . . . . . . . . . . . . . . . . -12-
     9.1    GRANT OF RESTRICTED STOCK. . . . . . . . . . . . . . . . . . . -12-
     9.2    RESTRICTED STOCK AGREEMENT.. . . . . . . . . . . . . . . . . . -12-
     9.3    NONTRANSFERABILITY OF RESTRICTED STOCK.. . . . . . . . . . . . -12-
     9.4    OTHER RESTRICTIONS.. . . . . . . . . . . . . . . . . . . . . . -13-
     9.5    CERTIFICATE LEGEND.. . . . . . . . . . . . . . . . . . . . . . -13-
     9.6    REMOVAL OF RESTRICTIONS. . . . . . . . . . . . . . . . . . . . -13-
     9.7    VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . -13-
     9.8    DIVIDENDS AND OTHER DISTRIBUTIONS. . . . . . . . . . . . . . . -13-
     9.9    TERMINATION OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . -14-

ARTICLE 10. PERFORMANCE UNITS AND PERFORMANCE SHARES . . . . . . . . . . . -14-
     10.1   GRANT OF PERFORMANCE UNITS OR PERFORMANCE SHARES.. . . . . . . -14-
     10.2   PERFORMANCE UNIT AND PERFORMANCE SHARE AGREEMENTS. . . . . . . -14-
     10.3   VALUE OF PERFORMANCE UNITS AND PERFORMANCE SHARES. . . . . . . -14-
     10.4   PAYMENT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. . . . . . -15-
     10.5   FORM AND TIMING OF PAYMENT.. . . . . . . . . . . . . . . . . . -15-
     10.6   TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR
            RETIREMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . -15-
     10.7   TERMINATION OF EMPLOYMENT FOR OTHER REASONS. . . . . . . . . . -15-
     10.8   NONTRANSFERABILITY OF PERFORMANCE UNITS OR PERFORMANCE SHARES. -15-

ARTICLE 11. RIGHTS OF EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . -16-
     11.1   EMPLOYMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . -16-
     11.2   PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . -16-

ARTICLE 12. CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . . . . . . -16-

ARTICLE 13. AMENDMENT, MODIFICATION, AND TERMINATION . . . . . . . . . . . -16-
     13.1   AMENDMENT, MODIFICATION, AND TERMINATION.. . . . . . . . . . . -16-
     13.2   AWARDS PREVIOUSLY GRANTED. . . . . . . . . . . . . . . . . . . -17-

ARTICLE 14. TAX WITHHOLDING. . . . . . . . . . . . . . . . . . . . . . . . -17-

ARTICLE 15. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . -17-

ARTICLE 16. BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . . . . . . -17-

ARTICLE 17. SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . -18-

ARTICLE 18. REQUIREMENTS OF LAW. . . . . . . . . . . . . . . . . . . . . . -18-
     18.1   REQUIREMENTS OF LAW. . . . . . . . . . . . . . . . . . . . . . -18-
     18.2   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . -18-

                         COLEMAN NATURAL PRODUCTS, INC.
                        OMNIBUS STOCK AND INCENTIVE PLAN


                ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION


          1.1 ESTABLISHMENT OF THE PLAN. Coleman Natural Products, Inc., a Delaware corporation, hereby establishes an incentive compensation plan to be known as the "Coleman Natural Products, Inc. Omnibus Stock and Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Phantom Stock Rights, Restricted Stock, Performance Units, and Performance Shares.

          Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of the holders of a majority of Shares, the Plan shall become effective as of September 6, 1996 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

          1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the long-term and financial success, and enhance the value of the Company by aligning the personal interests of employees, directors and consultants to those of Company stockholders and allowing the employees, directors and consultants to participate in the success of the Company.

          The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

          1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.


               ARTICLE 2.  DEFINITIONS AND CONSTRUCTION


          2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

               (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Phantom Stock Rights, Restricted Stock, Performance Units, or Performance Shares.

               (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

               (c) "Board" or "Board or Directors" means the Board of Directors of Coleman Natural Products, Inc.

               (d) "Cause" means (i) a Participant's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in damage to the Company, as determined in the sole discretion of the Committee, or
(ii) the breach by a Participant of the terms of any non-disclosure or non-competition agreement with the Company, as determined in the sole discretion of the Committee.

               (e) "Change in Control" of the Company shall be deemed to have occurred if the stockholders of the Company approve a definitive agreement (a) to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities, or other property of another entity, other than a merger of the Company in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before, or (b) to sell or otherwise dispose of all or substantially all of the assets of the Company.

               (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (g) "Company" means Coleman Natural Products, Inc., a Delaware corporation (including any and all subsidiaries), or any successor thereto as provided in Article 17 herein.

               (h) "Director" means any individual who is a member of the Board of Directors of the Company.

               (i) "Disability" means a permanent and total disability, within the meaning of the Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

               (j) "Employee" means a full-time, nonunion, salaried or hourly (both exempt and non-exempt) employee of the Company.

               (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

               (l) "Fair Market Value" means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation 20.2031-2(b)(2), as reported in the WALL STREET JOURNAL or a similar publication selected by the Committee, or, if no such prices for the Shares are quoted, the fair market value as determined by the Committee.

               (m) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

               (n) "Insiders" shall mean those officers, directors and other persons who are subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (o) "Non-employee Director" shall mean a member of the Board of Directors who is not also an employee of (or, under some circumstances, not a consultant to the Company) and who meets the requirements set forth in Rule 16b-3 of the Exchange Act.

               (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

               (q) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

               (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

               (s) "Participant" means an Employee or Director of, or consultant to, the Company who has outstanding a viable Award granted under the Plan.

               (t) "Performance Unit" means a right to receive a payment from the Company in an amount equal to the value of a Performance Unit pursuant to
Article 10 of the Plan.

               (u) "Performance Share" means a right to receive a payment from the Company in an amount equal to the value of a Performance Share pursuant to
Article 10 of the Plan.

               (v) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and is subject to a substantial risk of forfeiture, as provided in Article 9 herein.

               (w)  "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

               (x) "Phantom Stock" means a right to receive a payment from the Company in an amount pursuant to Article 8 of the Plan.

               (y) "Restricted Stock" means an Award granted to a Participant pursuant to Article 9 herein.

               (z)  "Retirement" means age 65 or older.

               (aa) "Stock Appreciation Right" or "SAR" means an Award in lieu of Options, in addition to Options, upon lapse of Options, independent of Options, or each of the preceding forms in connection with previously awarded Options, designated as an SAR, granted to a Participant pursuant to Article 7 herein.

               (ab) "Shares" means the Common Stock of Coleman Natural Products, Inc., par value $.001 per share.

          2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          2.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                           ARTICLE 3.  ADMINISTRATION


          3.1 THE COMMITTEE. The Plan shall be administered by a Committee (the "Committee") consisting of not less than two Non-employee Directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. As used herein, the term Board of Directors shall also mean the Committee, and vice versa, and all actions described herein as being undertaken by, or the responsibility of the Committee, may be taken by the full Board of Directors; provided that all actions of the Committee must be ratified by the Board of Directors; and further provided that, with respect to Insiders, transactions under this Plan are intended to comply with Section 5.2, below, and with all applicable conditions of Rule 16b-3, as it may be amended from time to time.

          3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to select Employees to whom Awards are granted; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 12 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan.

          3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, Insiders, Employees, Participants, and their estates and beneficiaries.


                     ARTICLE 4.  SHARES SUBJECT TO THE PLAN


          4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.3 herein, the maximum number of Shares that may be granted under the Plan is 332,000. The Shares available for grant under the Plan may be either authorized but unissued or reacquired Shares. In no event, except as subject to adjustment under Section 4.3 or otherwise approved by the Board and the stockholders, shall more than 332,000 Shares be cumulatively available for issuance pursuant to the exercise of ISOs granted under the Plan.

          4.2 LAPSED AWARDS. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

          4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs, Phantom Stock Rights, Restricted Stock, Performance Units, and Performance

Shares granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number. Any adjustment of an ISO under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code.


                    ARTICLE 5.  ELIGIBILITY AND PARTICIPATION


          5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees and Directors of the Company and any consultants to the Company.

          5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants, those Employees, Directors and consultants to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee, Director or consultant shall have any right to be granted an Award under this Plan. All grants of Awards hereunder to Insiders shall be either (i) made by the full Board of Directors, (ii) made by the Committee, or (iii) approved in advance by the Corporation's stockholders or ratified by such stockholders by a date which is no later that the date of the next annual meeting of stockholders. Insiders who are granted an Award under this Plan which does not comply with the provisions of the previous sentence shall not be permitted to sell the shares of Common Stock so acquired (including upon exercise of any Option granted) sooner than six (6) months following the date of grant of such Award.


                            ARTICLE 6.  STOCK OPTIONS


          6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and consultants at any time and from time to time as shall be determined pursuant to Section 5.2. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. However, no Employee (including Employees who are also Directors) may receive an Award of ISOs that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Shares, subject of the Award (determined at the time the options are granted), exceeds $100,000. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422 of the Code.

          6.2 OPTION AGREEMENT. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The

Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the Code provisions of Section 422. In no event may an ISO be granted after the date which is ten (10) years from the date the Plan is adopted or the date such Plan is approved by the stockholders of the Company, whichever is earlier.

          6.3 OPTION PRICE. The purchase price per Share covered by an Option shall be determined by the Committee but, in the case of an ISO, shall not be less than 100% of the Fair Market Value of such Share on the date the Option is granted; and in the case of a NQSO, shall not be less than 85% of the Fair Market Value of such Share on the date the Option is granted. An ISO granted to an Employee who, at the time of grant, owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Shares.

          6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

          6.5 EXERCISE OF OPTIONS. Unless otherwise determined by the Committee and specifically set forth in a Participant's Award (which need not be the same for each grant or each Participant), as applicable, Options granted hereunder shall mature and become exercisable as follows:

                                                 Percentage of
          Period of Time                           Shares for
          After Date of                         Which Option May
              Grant                               Be Exercised
          ---------------                       ----------------

          At the end of
            12 months                                  25%

          At the end of
     every month thereafter
     through the 47th month                             2%

          At the end of the
              48th month                        Any remaining shares


          6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

          The Option Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering Shares previously acquired and held for a minimum of six (6) months prior to such tender and having a Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

          As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Options exercised.

          6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          6.8 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event the employment (including service on the Board of Directors or as a consultant to the Company) of a Participant is terminated by reason of death, any outstanding Options held by such Participant shall remain exercisable at any time prior to their expiration date or for one (1) year after the date that employment was terminated, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the Participant names his estate as the beneficiary, the Option shall be exercisable by the personal representative or executor of the deceased Participant.

          In the event the employment (including service on the Board of Directors or as a consultant to the Company) of a Participant is terminated by reason of Disability, any outstanding Options held by such Participant shall remain exercisable by the Participant or the Participant's attorney-in-fact, agent, or conservator at any time prior to their expiration date or for one (l) year after the date that employment was terminated, whichever period is shorter.

          In the event the employment (including service on the Board of Directors or as a consultant to the Company) of a Participant is terminated by reason of Retirement, any outstanding Options shall remain exercisable at any time prior to their expiration date or for three (3) months after the date that employment was terminated, whichever period is shorter.

          6.9 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment (including service on the Board of Directors or as a consultant to the Company) of the Participant shall terminate for any reason other than for death, Disability, Retirement, or Cause, all Options held by the Participant shall remain exercisable by the Participant at any time prior to their expiration date or for three (3) months after the Participant's employment was terminated, but in no event beyond the expiration date of the Options, and only to the extent that the Options were exercisable by the Participant at the date of termination.

          If the employment (including service on the Board of Directors or as a consultant to the Company) of the Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company and no additional exercise period shall be allowed.

          6.10 NONTRANSFERABILITY OF ISOS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. NQSOs granted hereunder may be transferred by Insiders only in compliance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.


                      ARTICLE 7.  STOCK APPRECIATION RIGHTS


          7.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and conditions of the Plan, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee. An SAR may be granted at the discretion of the Committee in any of the following forms:

               (a)  In lieu of Options,

               (b)  In addition to Options,

               (c)  Upon lapse of Options,

               (d)  Independent of Options,

               (e) Each of the above in connection with previously awarded options.

          7.2 SAR AGREEMENT. Each SAR grant shall be evidenced by an SAR Agreement that shall specify the Fair Market Value of the underlying Shares on the date of grant (the "Grant Price"), the term of the SAR, and such other provisions as the Committee shall determine.

          7.3 EXERCISE OF SARS IN LIEU OF OPTIONS. SARs granted in lieu of Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Shares with respect to which an SAR shall have been exercised may not be subject again to an Award under this Plan. SARs granted pursuant to this
Section 7.3 with respect to which the related option has been exercised will immediately lapse upon such exercise.

          7.4 EXERCISE OF SARS IN ADDITION TO OPTIONS. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

          7.5 EXERCISE OF SARS INDEPENDENT OF OPTIONS. SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

          7.6 EXERCISE OF SARS UPON LAPSE OF OPTIONS. SARs granted upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of Shares subject to the Options. Notwithstanding
Section 4.2 above, lapsed Options in an amount equal to the related SARs shall not be available again for Awards under the Plan.

          7.7 PAYMENT OF SAR AMOUNT. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 7.9 below) determined by multiplying:

               (a) The difference between the Fair Market Value of a Share at the date of exercise over the price fixed by the Committee at the date of grant, by

               (b) The number of Shares with respect to which the SAR is exercised.

          7.8 FORM OF PAYMENT. At the discretion of the Committee, payment for SARs may be made in cash or in Shares of equivalent value or in a combination thereof.

          7.9 LIMIT ON APPRECIATION. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

          7.10 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR by an Insider (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act.

          7.11 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee in its sole discretion; however, such term shall not exceed ten (10) years.

          7.12 TERMINATION OF EMPLOYMENT. In the event the employment (including service on the Board of Directors or as a consultant to the Company) of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Section 6.8 and 6.9 herein.

          7.13 NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, until the satisfaction of any restriction, as specified by the Committee in its sole discretion and set forth in the SAR Agreement.

                        ARTICLE 8.  PHANTOM STOCK RIGHTS


          8.1 GRANT OF PHANTOM STOCK RIGHTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Phantom Stock Rights to Employees in such amounts as the Committee shall determine.

          8.2 PHANTOM STOCK RIGHT AGREEMENT. Each Phantom Stock Right grant shall be evidenced by a Phantom Stock Right Agreement that shall specify the number of Phantom Stock Rights granted and such other provisions as the Committee shall determine.

          8.3 VALUE OF PHANTOM STOCK RIGHT. The Committee in its sole discretion shall establish the appropriate method of determining the value of each Phantom Stock Right. In no case, however, shall the method of determining the value of a Phantom Stock Right at date of payment differ from the method used to establish the initial value.

          8.4 NONTRANSFERABILITY OF PHANTOM STOCK RIGHTS. No Phantom Stock Right issued under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, until the satisfaction of any restriction, as specified by the Committee in its sole discretion and set forth in the Phantom Stock Right Agreement.

          8.5 RIGHTS AS A SHAREHOLDER. Holders of Phantom Stock Rights shall not be deemed shareholders and, except to the extent provided in the Plan, shall have no rights related to any Shares.

          8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise determined by the Committee at the time of grant, holders of Phantom Stock Rights shall not be entitled to receive cash payments equal to any cash dividends or other distributions paid with respect to any corresponding number of Shares.

          8.7 PAYMENT OF PHANTOM STOCK RIGHTS. At the discretion of the Committee, payment for Phantom Stock Rights may be made in cash, in Shares of equivalent value, or in a combination thereof.

          8.8 TERMINATION OF EMPLOYMENT. In the event that a Participant experiences a termination of employment with the Company (including service on the Board of Directors or as a consultant to the Company) for reason of death, Disability, or Retirement, any and all restrictions on the Participant's Phantom Stock Rights shall lapse as of the date of termination; provided, however, that the Committee, in its sole discretion, may add such new conditions to those Phantom Stock Rights as it deems appropriate, including restrictions substantially similar to those in effect at the date of termination.

          In the event that a Participant experiences a termination of employment with the Company (including service on the Board of Directors or as a consultant to the Company) for any reason other than for death, Disability, or Retirement, any and all of the Participant's Phantom Stock Rights which are still subject to restrictions as of the date of termination shall automatically be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may waive some or all of the remaining restrictions on any or all Phantom Stock Rights, pursuant to this Article 8, and add such new conditions to those Phantom Stock Rights as it deems appropriate, including restrictions substantially similar to those in effect at the date of termination.

          If the employment of the Participant shall terminate for Cause (including service on the Board of Directors or as a consultant to the Company), all Phantom Stock Rights still subject to restriction as of the date of termination shall automatically be forfeited and returned to the Company.


                          ARTICLE 9.  RESTRICTED STOCK


          9.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

          9.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

          9.3 NONTRANSFERABILITY OF RESTRICTED STOCK. Except as provided in this Article 9, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlIer satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only by such Participant.

          9.4 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific (Company-wide, divisional, and/or individual) performance goals, and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing shares of Restricted Stock to give appropriate notice of such restrictions.

          9.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 9.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Coleman Natural Products, Inc. Omnibus Stock and Incentive Plan and in a Restricted Stock Agreement dated __________ . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Coleman Natural Products, Inc."


          9.6  REMOVAL OF RESTRICTIONS.  Except as otherwise provided in this
Article 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 9.5 removed from his Share certificate.

          9.7 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

          9.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          9.9 TERMINATION OF EMPLOYMENT. In the event that a Participant experiences a termination of employment with the Company (including service on the Board of Directors or as a consultant to the Company) for reason of death, Disability, or Retirement, any and all restrictions on the Participant's Shares of Restricted Stock shall lapse as of the date of termination; provided, however, that the Committee, in its sole discretion, may add such new restrictions to those Shares of Restricted Stock as it deems appropriate, including restrictions substantially similar to those in effect at the date of termination.

          In the event that a Participant experiences a termination of employment with the Company (including service on the Board of Directors or as a consultant to the Company) for any reason other than for death, Disability, or Retirement, any and all of the Participant's Shares of Restricted Stock still subject to restrictions as of the date of termination shall automatically be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may waive some or all of the restrictions remaining on any or all Shares of Restricted Stock, pursuant to this Article 9, and add such new restrictions to those Shares of Restricted Stock as it deems appropriate, including restrictions substantially similar to those in effect at the date of termination.

          If the employment of the Participant shall terminate for Cause (including service on the Board of Directors or as a consultant to the Company), all shares of Restricted Stock still subject to restriction as of the date of termination shall automatically be forfeited and returned to the Company.


              ARTICLE 10.  PERFORMANCE UNITS AND PERFORMANCE SHARES


          10.1 GRANT OF PERFORMANCE UNITS OR PERFORMANCE SHARES. Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

          10.2 PERFORMANCE UNIT AND PERFORMANCE SHARE AGREEMENTS. Each Performance Unit and Performance Share grant shall be evidenced by a Performance Unit or Performance Share Agreement (whichever is applicable) that shall specify the value of a Performance Unit or Performance Share, the duration of the performance period, the number of Performance Units or Performance Shares, and such other provisions as the Committee shall determine.

          10.3 VALUE OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Each Performance Unit shall have an initial value of one dollar ($1), and each Performance Share initially shall represent one Share. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the

Performance Unit or Performance Share to the Participant. The time period during which the performance goals must be met shall be called a performance period, and also is to be determined by the Committee.

          10.4 PAYMENT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. After a performance period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the extent to which performance goals discussed in Section 10.3 have been met.

          10.5 FORM AND TIMING OF PAYMENT. Payment for Performance Units or Performance Shares in Section 10.4 above shall be made in cash, Shares of equivalent value, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or in installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

          10.6 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the case of death, Disability, or Retirement, the holder of a Performance Unit or Performance Share shall receive pro rata payment based on the number of months' service during the performance period but based on the achievement of performance goals during the entire performance period. Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

          10.7 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant terminates employment with the Company (including service on the Board of Directors or as a consultant to the Company) for any reason other than death, Disability, or Retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis.

          If the employment of the Participant shall terminate for Cause (including service on the Board of Directors or as a consultant to the Company), all Performance Units and Performance Shares shall be forfeited.

          10.8 NONTRANSFERABILITY OF PERFORMANCE UNITS OR PERFORMANCE SHARES.
No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable performance period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                        ARTICLE 11.  RIGHTS OF EMPLOYEES


          11.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

          11.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


                         ARTICLE 12.  CHANGE IN CONTROL


          In the event of a Change in Control of the Company, all Awards granted under this Plan, including NQSOs, ISOs, SARs, Phantom Stock Rights, Restricted Stock, Performance Units, and Performance Shares that are still outstanding and not yet exercisable or are subject to restrictions, shall become immediately exercisable, and all restrictions shall be removed, as of the first date that the Change in Control has been deemed to have occurred, and shall remain as such for the remaining life of the Award, as such life is provided herein and within the provisions of the related individual Award Agreements. Performance Units and Performance Shares shall be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the Change in Control. All Options, SARs and Phantom Stock Rights outstanding on the date any such event or transaction is consummated shall be terminated and no longer exercisable.


              ARTICLE 13.  AMENDMENT, MODIFICATION, AND TERMINATION


          13.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. The termination, amendment, or modification of the Plan may be in response to changes in the Code, Exchange Act, national securities exchange regulations, or for other reasons deemed appropriate by the Committee. However, without the approval of the stockholders of the Company, no such termination, amendment, or modification may:

               (a) Increase the total amount of Shares which may be issued under this Plan, except as provided in Section 4.3 herein; or

               (b) Change the class of Employees eligible to participate in the Plan.

          13.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.


                          ARTICLE 14.  TAX WITHHOLDING


          The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.


                          ARTICLE 15.  INDEMNIFICATION


          Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                      ARTICLE 16.  BENEFICIARY DESIGNATION


          Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

                             ARTICLE 17.  SUCCESSORS


          All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


                        ARTICLE 18.  REQUIREMENTS OF LAW


          18.1 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          18.2 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.